SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 23, 2007

STEN CORPORATION

(Exact name of registrant as specified in its charter)

Minnesota	000-18785	41-1391803
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer (ID Number)

10275 Wayzata Blvd.  Suite 310, Minnetonka, Minnesota 55305

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (952) 545-2776

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items under Sections 4 through 8 are not applicable and therefore omitted.

Item 1.01

Entry Into a Material Definitive Agreement

Item 2.03

Creation of a Direct Financial Obligation or an Obligation Under an

Off-Balance Sheet Arrangement of a Registrant

On November 23, 2007, STEN Corporation (the “Company”) and its wholly-owned subsidiaries, STEN Credit Corporation, Stencor, Inc., EasyDrive Cars and Credit Corporation (collectively with the Company, the “Borrowers”), entered into a Security Agreement (the “Security Agreement”) with LV Administrative Services, Inc. (the “Agent”) as administrative and collateral agent for Valens U.S. SPV I, LLC (the “Lender”).  A copy of the Security Agreement is attached hereto as Exhibit 10.1.

Under the Security Agreement, the Lender may make revolving loans to the Borrowers from time to time during the two year term of up to $5,500,000, subject to a defined borrowing base.  The borrowing base takes into account reserves established by the Lender, the amount of certain available accounts of the Borrowers and the amount of certain available inventory of the Borrowers.  The amounts loaned to the Borrowers are evidenced by a Secured Revolving Note in the maximum aggregate amount of $5,500,000 attached hereto as Exhibit 10.2 (the “Note”).  Amounts under the Note mature on November 23, 2009 and bear interest at a rate equal to the prime rate from time to time plus 8.25%, but no less than 15%.  Interest is payable monthly in arrears commencing on December 1, 2007 on the first business day of each consecutive calendar month thereafter.  In an event of default, as defined under the Security Agreement, the Borrowers will be obligated to pay additional interest of 2% per month as a penalty until the event of default is cured or waived and the Agent may demand repayment of the obligations of the Note and the Security Agreement or may elect to demand a default payment equal to 130% of the outstanding principal amount of the Note, plus accrued but unpaid interest and all other fees and amounts then remaining unpaid.

On November 23, 2007, the Borrowers drew $1,205,054 under the Security Agreement, of which $1,085,388 was used to repay all of the indebtedness of STEN Credit Corporation to the Gerald Dovner and Andrea Dovner Revocable Trust and the indebtedness of the Company to Citizens Independent Bank.  On December 3, 2007, an additional $1,905,275 in funds from the Security Agreement will be used to satisfy the Company’s outstanding indebtedness to R.W. Sabes Investment, LLC and an additional $135,691 in funds from the Security Agreement will be used to pay the loan fees of the Lender and its affiliates.  The Company intends to draw additional amounts on December 3, 2007 to cover certain transaction fees and expenses.  If within six months of the date of issue of the Note, the Borrowers prepay in full obligations under the Note, the Security Agreement or any other ancillary agreements and the Security Agreement has been terminated, the holder of the Note will rebate to the Company 50% of any fees it received from the Companies on the date of issue of this Note.

The obligations of the Security Agreement and the Note are secured by a security interest in all of the Borrowers’ assets, as well as the assets of the Company’s subsidiaries BTAC Properties, Inc., STEN Financial Corporation, Alliance Advance, Inc., Burger Time Acquisition Corporation and STEN Acquisition Corporation and the Company’s equity interest in its subsidiaries.  The collateral does not include the eight parcels of real property owned by BTAC Properties, Inc. in respect of  the Burger Time Restaurant business as these parcels of real property are subject to transfer to BTND, LLC under an Asset Purchase Agreement dated May 11, 2007 retroactive to April 29, 2007 with BTND LLC.

In exchange for the availability of revolving loans under the Security Agreement, the Company sold the Lender 227,794 shares of its common stock (the “Closing Shares”) for $0.01 per share and the Company also issued the Lender a common stock purchase warrant (the “Warrant”) to purchase 22,206 shares of the Company’s common stock.  The Closing Shares represent 9.9% of the Company’s 2,300,957 shares issued and outstanding immediately prior to the Security Agreement transactions.  The exercise price of the Warrant is $0.01 per share and the Warrant has an indefinite term.  By the terms of the Warrant, the holder may not exercise any portion of the Warrant that would result in beneficial ownership by the holder and its affiliates of any amount greater than 9.99% of the then outstanding shares of Common Stock (whether or not, at the time of such exercise, the holder and its affiliates beneficially own more than 9.99% of the then outstanding shares of common stock).   The Warrant is attached hereto as Exhibit 10.3.  Prior to transfer by the Lender, the Closing Shares and the shares of common stock issuable upon exercise of the Warrant are subject to an irrevocable proxy naming the Company as proxy. The irrevocable proxy is attached hereto as Exhibit 10.4.

The Company and the Lender also entered into a Registration Rights Agreement dated November 23, 2007 (the “Registration Rights Agreement”) relating to the Company’s obligation to register for resale the Closing Shares and the shares issuable upon exercise of the Warrant.  Under the Registration Rights Agreement, the Company is obligated, among other things, to file a registration statement relating to the registrable securities within 90 days for the Lender’s resale offering to be made on a continuous basis.  The Registration Rights Agreement is attached hereto as Exhibit 10.5.

The summaries of the Security Agreement, the Note, the Warrant, the irrevocable proxy, the Registration Rights Agreement do not purport to be complete and are subject to and qualified in their entirety by reference to each such document, which are included as Exhibits 10.1 through 10.5 of Item 9.01 to this Form 8-K and are incorporated by reference into these Items 1.01 and 2.03.

Item 3.02

Unregistered Sales of Equity Securities

The information set forth in Items 1.01 and 2.03 herein are incorporated by reference into this Item 3.02 of this Current Report on Form 8-K.

The issuance of the Closing Shares and the Warrant were transactions not registered under the Securities Act of 1933, as amended.  Other than agreements with respect to the Security Agreement and related transactions described above, there are no other agreements between the Company and the Lender.

Based on the manner of sale of the Closing Shares and Warrants and representations of the Lender, who is accredited, the Company believes that pursuant to Regulation D, these issuances were part of a private placement not involving any public offering within the meaning of Section 4(2) of the Securities Act of 1933, as amended, and were , therefore, exempt from the registration requirements thereof.

As of November 23, 2007, the Company has 2,528,751 shares issued and outstanding.

Item 9.01

Financial Statements and Exhibits

Exhibit	Description
10.1

Security Agreement made as of November 23, 2007 by and among Valens U.S. SPV I, LLC, as lender, LV Administrative Services, Inc., as administrative and collateral agent, STEN Credit Corporation, Stencor, Ind., EasyDrive Cars and Credit Corporation, STEN Corporation and the other parties thereto.

10.2	Secured Revolving Note dated November 23, 2007 issued by STEN Corporation and the other companies thereto to Valens U.S. SPV I, LLC, as holder in the maximum principal amount of $5,500,000.
10.3	Common Stock Purchase Warrant dated November 23, 2007 issued by STEN Corporation to Valens U.S. SPV I, LLC for 22,006 shares of common stock.
10.4	Irrevocable Proxy dated November 23, 2007 by Valens U.S. SPV I, LLC appointing STEN Corporation.
10.5	Registration Rights Agreement dated November 23, 2007 by and between STEN Corporation and Valens U.S. SPV I, LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: November 29, 2007	STEN CORPORATION By: /s/ Kenneth W. Brimmer Kenneth W. Brimmer Chief Executive Officer